UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2010

Aon Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

200 East Randolph Street, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           As previously reported on a Form 8-K dated September 27, 2010, Cheryl A. Francis and Judson C. Green were elected to serve as Directors of Aon Corporation (“Aon”), effective as of the effective time of the merger of Hewitt Associates, Inc., a Delaware corporation (“Hewitt”) with Alps Merger Corp., a Delaware corporation and wholly owned subsidiary of Aon (“Alps Merger Corp.”), pursuant to the Agreement and plan of Merger dated as of July 11, 2010 among Aon, Hewitt, Alps Merger Corp. and Alps Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Aon.

Pursuant to Instruction 2 of Item 5.02, this amendment to the previously-filed Form 8-K is being filed to report that, effective November 19, 2010, Ms. Francis was appointed to the Finance Committee and the Organization and Compensation Committee of the Board of Directors of Aon, and Mr. Green was appointed to the Audit Committee, the Compliance Committee, which is a standing sub-committee of the Audit Committee, and the Finance Committee of the Board of Directors

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon CORPORATION

	By:	/s/ Jennifer L. Kraft
Jennifer L. Kraft
Vice President and Secretary

Date: November 22, 2010